PDI Reports Fourth Quarter and Full Year 2014 Financial Results
Commercial Services Win Several Recent Customer Assignments
Interpace Diagnostics Integration & Sales Force Expansion Completed
Company Provides 2015 Financial Outlook for Double-Digit Revenue Growth
Conference Call Today, March 3rd 2015 at 4:30 pm ET

PARSIPPANY, N.J., March 3, 2015 - PDI, Inc. (Nasdaq: PDII) today reported financial and operational results for the fourth quarter and fiscal year ended December 31, 2014.
Net revenue for the fourth quarter of 2014 was $28.9 million: Commercial Services was $27.5 million and Interpace Diagnostics was $1.4 million. Gross profit for the fourth quarter was $4.4 million, or 15.1% of net revenue. Total operating expenses for the period were $13.2 million as compared to $7.0 million for the same period in 2013 due primarily to investment spending required to implement the company’s molecular diagnostic strategic initiative. The loss from continuing operations before income tax for the fourth quarter was $9.4 million versus $2.1 million for the fourth quarter of 2013.
Net Revenue for the fiscal year 2014 was $120 million (excluding $3.2 million from discontinued operations): Commercial Services was $118.5 million and Interpace Diagnostics was $1.5 million. Gross profit for the year was $18.5 million, or 15.5% of net revenue. Total operating expenses for 2014 were $32.0 million as compared to $24.9 million for 2013 due primarily to the investment spending required to implement the company’s molecular diagnostic strategic initiative. The loss from continuing operations before income tax for the year was $14.1 million versus $1.5 million in 2013. Cash and cash equivalents as of December 31 2014 were $23.1 million.
"During the fourth quarter, our team continued to implement our strategy designed to generate consistent, long-term, profitable growth, and we have made significant progress during the first two months of 2015,” said Nancy Lurker, President & CEO of PDI, Inc. “In addition to our leadership in commercializing healthcare products and services, the Interpace Diagnostics business is well positioned for substantial growth during 2015. Since we acquired RedPath Integrated Pathology four months ago, we are implementing an aggressive plan that we believe will result in Interpace Diagnostics sales representing approximately 10% of total revenue during 2015. At the same time, several key wins in our Commercial Services business lead us to believe that our total revenue growth should be between 11% and 16% as compared to 2014.”

2015 Financial Guidance

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Total revenue of $133 million to $140 million including: Commercial Services revenue of $121 million to $125 million, representing 2% to 5% growth over the prior year; and Interpace Diagnostics revenue representing approximately 10% of total net revenue.

•	Company-wide gross margin of approximately 18%, up from 15.5% in 2014.

•	Adjusted operating loss (as defined below) of $17 million to $19 million.

Recent Operational Highlights

Progress Report

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Gained several new key Commercial Services contract wins in the first quarter 2015. The wins range from pharmaceutical products across multiple therapeutic areas to cancer diagnostics and medical and clinical service offering.

•	Commercial Services pipeline of opportunities substantially increases over last year’s level.

•	Acquired RedPath Integrated Pathology, a developer and manufacturer of the proprietary PathFinderTG™ molecular diagnostic platform.

•	Completed integration of the RedPath acquisition into PDI’s subsidiary Interpace Diagnostics.

•	Doubled the Interpace Diagnostics business’ gastrointestinal and endocrine sales force.

•	Launched ThyGenX™ Next Generation Sequencing (NGS) test for “rule-in” cancer risk Assessment of Thyroid Nodules.

Publications and Presentations

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A landmark study on PancraGenTM published in the February 2015 issue of Endoscopy; the study concluded 90% accuracy of PancraGenTM, predicting benign and malignant disease in patients with pancreatic cysts, and establishing a new standard for pancreatic cyst diagnostics.

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Abstract and poster accepted for presentation on the use of ThyGenX™ and ThyraMirTM in multi-categorical molecular testing on fine needle aspiration to improve the pre-operative diagnosis of thyroid nodules with indeterminate cytology at The 97th Meeting and Annual Expo of the Endocrine Society, held March 5 to March 8, 2015; Manuscript submitted for publication in peer-reviewed journal.

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Two abstracts and posters accepted for presentation on additional ThyraMirTM data at the American Association of Clinical Endocrinologists (AACE) conference, held May 13 to May 17, 2015; One of the posters, entitled "Comprehensive diagnostic evaluation of neoplastic thyroid lesions by next generation sequencing (NGS) and miRNA gene expression" has been selected to be a featured presentation during the poster session at the AACE conference.

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Abstract and poster accepted for presentation on study of clinical validity and utility in the use of genetic mutations to predict progression to high-grade dysplasia or esophageal adenocarcinoma in Barrett’s Esophagus at Digestive Disease Weekly (DDW) Congress, held May 16 to May 19, 2015; Manuscript submitted for publication in peer-reviewed journal.

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PancraGen health economic outcomes study manuscript entitled “Managing Incidental Pancreatic Cystic Neoplasms with Integrated Molecular Pathology is a Cost-Effective Strategy" accepted for publication in Endoscopy International Open.

“For more than a quarter of a century, PDI's ability to successfully commercialize products for our health care customers has resulted in the company having a strong competitive presence through the offering of leading edge commercialization services,” added Ms. Lurker. “Our track record includes highly successful launches of numerous pharmaceuticals, biologics and several major diagnostic products on behalf of our customers. We are now leveraging this seasoned commercial expertise not only for our valuable health care customers but also for our Interpace Diagnostics business. We believe that the clinical benefits of our molecular diagnostic tests as well as our commercial expertise will result in growing diagnostic sales as the year progresses. We expect to have four commercialized molecular diagnostics tests in the endocrine and gastrointestinal space on the market by the end of 2015. Combined with several key Commercial Services wins during the past few months and a substantially increased Commercial Services pipeline, we are optimistic about our ability to generate net revenue growth and improved gross margins during 2015 as we make investments to position us for additional growth and improved financial performance over the next several years,” concluded Ms. Lurker.
Conference Call
PDI management will host a conference call today, Tuesday, March 3, 2015 at 4:30 p.m. ET to discuss financial and operational results for the fourth quarter and fiscal year ended December 31, 2014. The dial-in number for the conference call is 877-407-8037 (U.S. and Canada callers), and 201-689-8037 for international participants.

Investors can also access a webcast of the live conference call by linking through the investor relations section of the PDI-Inc. website, www.pdi-inc.com. The teleconference replay will be available two hours after completion through April 3, 2015 at (877) 660-6853 (U.S. and Canada) or (201) 612-7415. The replay pass code is 13601768. The archived web cast will be available for one year.
Non-GAAP Financial Measures
In addition to the United States generally accepted accounting principles (GAAP) results, we disclose certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts, that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Management believes that this non-GAAP financial measure, when presented in conjunction with comparable GAAP financial measure, is useful to both management and investors in analyzing our ongoing business and operating performance. Management believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this press release, we discuss Adjusted Operating Loss, a non-GAAP financial measure defined as operating loss from continuing operations excluding amortization expense of acquisition related intangible assets and other fair value adjustments. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is presented in the table attached to this news release.
About PDI, Inc.

PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers. PDI's Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. For more information about us, please visit www.pdi-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the market’s acceptance of our molecular diagnostic tests; projections of future revenues, growth, gross profit and anticipated internal rate of return on investments; the loss, early termination or significant reduction of any of our existing service contracts; the failure to meet performance goals in PDI's incentive-based arrangements with customers; the inability to secure additional business; or our inability to develop more predictable, higher margin business through sales of our molecular diagnostic tests, in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 6, 2014 and in PDI’s Form 10-Q filed with the SEC on November 5, 2014. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Investors:
Doug Sherk	Jim Dawson
EVC Group, Inc.	EVC Group, Inc.
(415) 652-9100	(646) 445-4800
dsherk@evcgroup.com	jdawson@evcgroup.com

Media:
Caren Begun
Green Room Communications
(856) 424-2023
Caren@GreenRoomPR.com